UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 _______________________________________________________________________________________________________________________________________________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		February 22, 2019

NACCO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-9172	34-1505819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 LANDERBROOK DRIVE, SUITE 220, CLEVELAND, OHIO		44124-4069
(Address of principal executive offices)		(Zip code)

(440) 229-5151
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):
Emerging growth company       [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Harry B. Tipton, III, age 61, Vice President of Engineering of The North American Coal Corporation ("NACoal"), a wholly owned subsidiary of NACCO Industries, Inc. ("NACCO"), has notified NACCO that he intends to retire, effective March 31, 2019, after over 36 years of service. Mr. Tipton joined NACoal in 1982 as a mining engineer. During his tenure at NACoal, Mr. Tipton has held various management and leadership positions, including General Manager of Mississippi Lignite Mining Company. Mr. Tipton assumed the position of Vice President of Engineering in September 2010.

Vern Lund, age 46, Vice President of Business Development, will become the Vice President of Engineering and Business Development effective April 1, 2019. Mr. Lund began working for NACoal at The Coteau Properties Company in May 1995 as an engineer. Mr. Lund has served in various management and leadership positions with NACoal, becoming Vice President of Business Development in May 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 22, 2019		NACCO INDUSTRIES, INC.

		By:	/s/ Sarah E. Fry
		Name:	Sarah E. Fry
		Title:	Associate General Counsel and Assistant Secretary